Exhibit 10.1

COMMON STOCK PURCHASE WARRANT AMENDMENT

COMMON STOCK PURCHASE WARRANT AMENDMENT (this “Amendment”), dated as of December 18, 2023, by and between PARKERVISION, INC., a Florida corporation (the “Company”), and BRICKELL KEY INVESTMENTS, LP, a Delaware limited liability company (“Brickell”). Capitalized terms used herein and not otherwise defined are defined in the Warrant.

W I T N E S S E T H:

WHEREAS, Brickell is the holder of Common Stock Purchase Warrant No. PV 2018-05, issued by the Company on December 20, 2018 (the “Warrant”) exercisable for an aggregate of 3,000,000 shares of Common Stock.

WHEREAS, the Company wishes to induce Brickell to exercise some or all of the Warrant in the future, by extending the termination date of the Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Extension of Termination Date. the clause “five (5) year anniversary of the Issue Date (the “Termination Date”)” in the preamble of the Warrant is hereby deleted and replaced with “June 20, 2025 (the “Termination Date”)”.

2.	Miscellaneous.

a.

Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts executed in and to be performed in that state, without regard to conflict of laws principles thereof.

b.

Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

c.

Continuation of Warrants. Except as expressly amended by this Amendment, the Warrant shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Warrant shall be deemed to be a reference to the Warrant as modified by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its respective person thereunto duly authorized as of the date first indicated above.

PARKERVISION, INC.

                        By:

Name: Cynthia French

Title:    Chief Financial Officer

BRICKELL KEY INVESTMENTS LP

By: _________________________

Name:

Title: Director for and on behalf of

Brickell Key Partners GP Limited

As General Partner of

Brickell Key Investments LP